Exhibit 99.1

FOR IMMEDIATE RELEASE
May 11, 2020	NYSE American – REI

RING ENERGY ANNOUNCES FIRST QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

Midland, TX. May11, 2020 - Ring Energy, Inc. (NYSEAM: REI) (“Ring”) (“Company”) announced today financial results for the three months ended March 31, 2020. For the three-month period ended March 31, 2020, the Company reported oil and gas revenues of $39,570,328 compared to revenues of $41,798,315 for the quarter ended March 31, 2019.

For the three months ended March 31, 2020, Ring reported net income of $43,804,118, or $0.64 per diluted share, compared to net income of $4,269,260, or $0.07 per fully diluted share for the three months ended March 31, 2019.

For the three months ended March 31, 2020, the net income included a pre-tax unrealized gain on derivatives of $47,086,681 and a non-cash charge for stock-based compensation of $673,795. Excluding these items, the net income per diluted share would have been $0.11. The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance, compared to other similarly situated oil and gas producing companies.

For the three months ended March 31, 2020, oil sales volume increased to 855,603 barrels, compared to 812,565 barrels (Included Wishbone Assets as of 2/1/19) for the same period in 2019, a 5.3% increase, and gas sales volume increased to 765,551 MCF (thousand cubic feet), compared to 396,264 MCF (Included Wishbone Assets as of 2/1/19) for the same period in 2019, a 93.2% increase. On a barrel of oil equivalent (“BOE”) basis for the three months ended March 31, 2020, production sales were 983,195 BOEs, compared to 878,609 BOEs (Included Wishbone Assets as of 2/1/19) for the same period in 2019, an 11.9% increase, and 1,053,234 BOEs for the fourth quarter of 2019, a 6.6% decrease.

The average commodity prices received by the Company were $45.16 per barrel of oil and $1.22 per MCF of natural gas for the quarter ended March 31, 2020, compared to $50.31 per barrel of oil and $2.32 per MCF of natural gas for the quarter ended March 31, 2019. On a BOE basis for the three-month period ended March 31, 2020, the average price received was $40.25, compared to $47.57 per BOE for the three months ended March 31, 2019.

The average price differential the Company experienced from WTI pricing in the first quarter 2020 was approximately $2.00.

Management reviewed the derivative contracts (“Hedges”) it currently has in place for 2020 in the form of costless collars of NYMEX WTI Crude Oil, with an offsetting put option (“floor”) and call option (“ceiling”). The contracts are for a total of 5,500 barrels of oil per day for the period of January 2020 through December 2020. The costless collar pricing does not take into account any pricing differentials between NYMEX WTI pricing and the price received by the Company.

BOPD	Put Price	Call Price
1,000	$50.00	$65.83
1,000	$50.00	$65.40
1,000	$50.00	$58.40
1,000	$50.00	$58.25
1,500	$50.00	$58.65

The Company has also entered into derivative contracts for 2021 in the form of costless collars of NYMEX WTI Crude oil. The contracts are for a total of 4,500 barrels of oil per day for the period of January 2021 through December 2021. Again, the costless collar pricing does not take into account any pricing differentials between NYMEX WTI pricing and the price received by the Company.

BOPD	Put Price	Call Price
1,000	$45.00	$54.75
1,000	$45.00	$52.71
1,000	$40.00	$55.08
1,500	$40.00	$55.35

Management restated that the Company’s “costless collars” are derivative financial contracts. While the Company enters into these contracts to protect its cash flow from operations, and the volumes it hedges are based on its anticipated production volumes, there is no requirement for the actual production to match the volumes it has hedged. Management may reduce production to a level that is below the volumes that are currently hedged and still receive a net payment equal to the difference between the hedged price and the average NYSE WTI price for the preceding month on the total amount hedged. As the NYSE WTI indexed price decreases, the amount the Company receives on its hedges increases.

Lease operating expenses (“LOE”), including production taxes, for the three months ended March 31, 2020 were $12.45 per BOE, equaling 30.9% of the quarter’s revenue and a 4.8% decrease from same period in 2019. Depreciation, depletion and amortization costs, including accretion, increased 5.8% to $14.15 per BOE from the first quarter 2019 and equaled 35.2% of the first quarter 2020 revenue. General and administrative costs, which included a $673,795 charge for stock-based compensation and $289,051 for an operating lease expense, were $3.38 per BOE, a 57.1% decrease from the first quarter 2019 and equaled 8.3% of the first quarter 2020 revenue.

Cash provided by operating activities, before changes in working capital, for the three months ended March 31, 2020 was $23,945,189, or $0.35 per fully diluted share, compared to $23,454,168, or $0.37 per fully diluted share for the same period in 2019. Earnings before interest, taxes, depletion and other non-cash items (“Adjusted EBITDA”) for the three months ended March 31, 2020 was $28,004,599, or $0.41 per fully diluted share, compared to $24,214,949, or $0.38 in 2019. (See accompanying table for a reconciliation of net income to adjusted EBITDA).

Total capital expenditures for the three months ended March 31, 2020 were approximately $16.0 million.

As of March 31, 2020, the outstanding balance on the Company’s $1 billion senior credit facility was $366.5 million. The weighted average interest rate on borrowings under the senior credit facility as of March 31, 2020 was 3.72%. The redetermination evaluation scheduled for May 2020 is currently in process.

On April 13, 2020, the Company drew $21.5 million on the Credit Facility, increasing the outstanding total to $388 million. Mr. Randy Broaddrick, Vice President and Chief Financial Officer, commented, “In mid-April, we drew down an additional $21.5 million to take advantage of discounts being offered by a number of our suppliers and vendors regarding payment of their invoices. To date, we have saved the Company over $2 million.”

On April 14, 2020, the Company announced it had entered into a Purchase and Sale Agreement on its Delaware Basin acreage. The sales price is $31.5 million. The Company has received a $500,000 non-refundable deposit and expects the transaction to close in approximately 30 - 45 days.

The Company’s Chief Executive Officer, Mr. Kelly Hoffman, stated, “The first quarter has been a challenging time for all oil companies. Prior to suspending all drilling operations in early March, the Company had drilled four new San Andres horizontal wells and completed two additional wells on its Northwest Shelf property. The four wells drilled in the first quarter continued to exceed our expectations with average IP rates over 600 BOE per day. All of our operations were performed on time and within budget. After attaining our primary goal of becoming cash flow positive by year end 2019, we continued it in the 1st quarter, being cash flow positive by approximately $7.9 million. As oil prices continued to drop and the differentials between spot prices and well head prices grew, management began cutting costs and conserving cash. In the absence of any additional drilling, we have made additional cuts to our capital expenditure budget (“CAPEX”) for 2020 and estimate it to be between $25-$27 million. With the hedges we have in place and the cost-cutting measures we have made to date, we are confident that Ring will come through these turbulent times and emerge postured to become a better and stronger company than before. We remain focused on the importance of strengthening our balance sheet. We announced we had entered into an agreement to sell our Delaware property and will use those proceeds to reduce our long term debt. Our core assets in the Northwest Shelf and Central Basin Platform offer us years of development and growth. We stand ready to resume drilling activity once we see stability in the marketplace return, and if that should occur, we will keep everyone posted.”

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development and production company with current operations in Texas and New Mexico.

www.ringenergy.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019, its Form 10Q for the quarter ended March 31, 2020 and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

For further information contact:

Bill Parsons

K M Financial, Inc.

(702) 489-4447

RING ENERGY, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)	Unaudited)

Oil and Gas Revenues	$39,570,328	$41,798,315

Costs and Operating Expenses
Oil and gas production costs	10,378,461	9,408,764
Oil and gas production taxes	1,870,245	2,082,875
Depreciation, depletion and amortization	13,682,996	12,929,054
Asset retirement obligation accretion	231,962	215,945
Lease expense	289,051	128,175
General and administrative expense	3,035,895	6,798,017

Total Costs and Operating Expenses	29,488,610	31,562,830

Income (Loss) from Operations	10,081,718	10,235,485

Other Income (Expense)
Interest income	5	12,236
Interest expense	(4,248,498)	(773,017)
Realized gain on derivatives	3,334,128	-
Unrealized gain (loss)on change in fair value of derivatives	47,086,681	(340,685)

Net Other Income (Expense)	46,172,316	(1,101,466)

Income Before Provision for Income Taxes	56,254,034	9,134,019

(Provision for) Income Taxes	(12,449,916)	(4,864,759)

Net Income (Loss)	$43,804,118	$4,269,260

Basic Earnings (Loss) Per Common Share	$0.64	$0.07
Diluted Earnings (Loss) Per Common Share	$0.64	$0.07

Basic Weighted-Average Common Shares Outstanding	67,993,797	63,229,710
Diluted Weighted-Average Common Shares Outstanding	67,997,092	63,992,549

COMPARATIVE OPERATING STATISTICS

	Three Months Ended March 31,
	2020	2019	Change	% of 1st Qrt. 2020 Revenue

Net Sales - BOE per day	10,804	9,762	10.7%
Per BOE:
Average Sales Price	$40.25	$47.57	-15.4%

Oil and Gas Production Costs	10.55	10.71	-1.5%	26,2%
Production Taxes	1.90	2.37	-19.8%	4.7%
DD&A	13.92	14.72	-5.4%	34.6%
Accretion	0.24	0.25	-4.0%	0.6%
General & Administrative Expenses	3.09	7.74	-60.0%	7.6%
Lease Expense	0.29	0.15	93.3%	0.7%

RING ENERGY, INC.
BALANCE SHEET

	March 31,	December 31,
	2020	2019

ASSETS
Current Assets
Cash	$12,531,388	$10,004,622
Accounts receivable	12,027,477	22,909,195
Joint interest billing receivable	2,444,702	1,812,469
Derivative receivable	3,334,128	-
Derivative asset	34,056,600
Prepaid expenses and retainers	397,802	3,982,255
Total Current Assets	64,792,097	38,708,541
Property and Equipment
Oil and natural gas properties subject to amortization	1,100,005,708	1,083,966,135
Financing lease asset subject to depreciation	858,513	858,513
Fixed assets subject to depreciation	1,465,551	1,465,551
Total Property and Equipment	1,102,329,772	1,086,290,199
Accumulated depreciation, depletion and amortization	(170,757,041)	(157,074,044)
Net Property and Equipment	931,572,731	929,216,155
Operating lease asset	1,577,993	1,867,044
Derivative asset	10,030,002	-
Deferred Financing Costs	3,025,326	3,214,408
Total Assets	$1,010,998,149	$973,006,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$39,051,572	$54,635,602
Financing lease liability	284,630	$280,970
Operating lease liability	$1,056,690	$1,175,904
Derivative liabilities	-	3,000,078
Total Current Liabilities	40,392,892	59,092,554

Deferred income taxes	18,451,092	6,001,176
Revolving line of credit	366,500,000	366,500,000
Financing lease liability, less current portion	352,660	424,126
Operating lease liability, less current portion	521,303	691,140
Asset retirement obligations	16,792,356	16,787,219
Total Liabilities	443,010,303	449,496,215

Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock - $0.001 par value; 150,000,000 shares authorized;
67,993,797 shares and 67,993,797 shares
issued and outstanding, respectively	67,994	67,994
Additional paid-in capital	526,975,076	526,301,281
Accumulated deficit	40,944,776	(2,859,342)
Total Stockholders' Equity	567,987,846	523,509,933
Total Liabilities and Stockholders' Equity	$1,010,998,149	$973,006,148

RING ENERGY, INC.
STATEMENTS OF CASH FLOW

	Three Months Ended
	March 31,	March 31,
	2020	2019

Cash Flows From Operating Activities
Net income (loss)	$43,804,118	$4,269,260
Adjustments to reconcile net income (loss) to net cash
Provided by operating activities:
Depreciation, depletion and amortization	13,682,996	12,929,054
Accretion expense	231,962	215,945
Amortization of deferred financing costs	189,082	-
Share-based compensation	673,795	834,465
Deferred income tax provision	12,028,380	1,918,144
Excess tax deficiency related to share-based compensation	421,536	2,946,615
Change in fair value of derivative instruments	(47,086,680)	340,685
Changes in assets and liabilities:
Accounts receivable	6,915,357	(15,808,739)
Prepaid expenses and retainers	3,584,453	180,452
Accounts payable	(6,614,029)	2,111,804
Settlement of asset retirement obligation	(293,212)	(107,770)
Net Cash Provided by Operating Activities	27,537,758	9,829,915
Cash Flows from Investing Activities
Payments to purchase oil and natural gas properties	(480,048)	(13,358,132)
Payments to develop oil and natural gas properties	(24,463,138)	(42,228,740)
Net Cash Used in Investing Activities	(24,943,186)	(55,586,872)
Cash Flows From Financing Activities
Proceeds from revolving line of credit	-	45,000,000
Reduction of financing lease liabilities	(67,806)	-
Net Cash Provided by Financing Activities	(67,806)	45,000,000
Net Change in Cash	2,526,766	(756,957)
Cash at Beginning of Period	10,004,622	3,363,726
Cash at End of Period	$12,531,388	$2,606,769
Supplemental Cash flow Information
Cash paid for interest	$4,211,754	$708,951

Noncash Investing and Financing Activities
Asset retirement obligation incurred during development	66,387	175,173
Capitalized expenditures attributable to drilling projects
financed through current liabilities	6,200,000	34,605,000
Acquisition of oil and gas properties
Assumption of joint interest billing receivable	-	1,464,394
Assumption of prepaid assets	-	2,864,554
Assumption of accounts and revenue payables	-	(1,234,862)
Asset retirement obligation incurred through acquisition	-	(2,979,645)
Acquisition payable to be settled through equity	-	(28,356,396)
Acquisition payable to be settled through cash payment	-	(256,877,766)
Oil and gas properties subject to amortization	-	285,119,721

RECONCILIATION OF CASH FLOW FROM OPERATIONS

Net cash provided by operating activities	$27,537,758	$9,829,915
Change in operating assets and liabilities	(3,592,569)	13,624,253

Cash flow from operations	$23,945,189	$23,454,168

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the Company's ability to fund its capital program. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

RING ENERGY, INC.
NON-GAAP DISCLOSURE RECONCILIATION
ADJUSTED EBITDA

	Three Months Ended
	March 31,	March 31,
	2020	2019

NET INCOME	$43,804,118	$4,269,260

Net other (income) expense	(46,172,316)	1,101,466
Realized (gain) on derivatives	3,334,128	-
Income tax expense	12,449,916	4,864,759
Depreciation, depletion and amortization	13,682,996	12,929,054
Accretion of discounted liabilities	231,962	215,945
Stock based compensation	673,795	834,465

ADJUSTED EBITDA	$28,004,599	$24,214,949